EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company	Frank Thomas	Media	Jim Wetmore
Contact:	VP, Finance & Chief Financial Officer	Contact:	Berry & Company Public Relations
	Esperion Therapeutics, Inc.		(212) 253-8881
	(734) 222-1831		jwetmore@berrypr.com
fthomas@esperion.com

ESPERION REPORTS FINANCIAL RESULTS FOR THE
QUARTER AND YEAR ENDED DECEMBER 31, 2003

Ann Arbor, MI (January 22, 2004) — Esperion Therapeutics, Inc. (Nasdaq: ESPR), a biopharmaceutical company dedicated to the discovery, development and commercialization of therapies to improve the treatment of cardiovascular disease, today reported financial results for the quarter and year ended December 31, 2003.

Esperion reported a net loss of $9.3 million, or $0.27 per share, for the quarter ended December 31, 2003, compared to a net loss of $6.6 million, or $0.23 per share, for the fourth quarter of 2002. Total operating expenses for the fourth quarter of 2003 were $8.6 million, compared to $6.2 million for the fourth quarter of 2002, representing an increase of 39 percent primarily due to expenses related to the Company’s pending acquisition by Pfizer, Inc., which was announced on December 21, 2003. These expenses, which totaled $1.5 million, are included in general and administrative expenses. Research and development expenses totaled $4.8 million for the fourth quarter of 2003, or 56 percent of total operating expenses.

As of December 31, 2003, Esperion had $86.3 million in cash and investments, compared with $44.9 million at December 31, 2002. Long-term debt, including the current portion, was $9.7 million at December 31, 2003, compared with $8.8 million at December 31, 2002. There were approximately 34 million shares outstanding as of December 31, 2003.

The net loss for the twelve months ended December 31, 2003 was $31.7 million, or $1.01 per share, compared to a net loss of $28.7 million, or $0.98 per share, for 2002. Operating expenses totaled $29.7 million for 2003 compared to $27.9 million for 2002, representing an increase of 6%. As a development stage company, Esperion has not reported any revenue since its inception.

The status of each of the Company’s four product candidates in clinical development is as follows:

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Esperion Reports Financial Results for the Quarter and Year Ended December 31, 2003	Page 2

•	ETC-588 (LUV) — Enrollment complete for both a multiple-dose Phase 2 clinical trial in patients with carotid atherosclerosis and a multiple-dose Phase 2 clinical trial in patients with acute coronary syndromes.

•	ETC-216 (AIM or ApoA-I Milano/phospholipid complex) — Full results for a multiple-dose Phase 2 clinical trial demonstrating statistically significant regression of atherosclerosis at the end of six weeks published in the November 5 issue of the Journal of the American Medical Association.

•	ETC-642 (RLT Peptide) — Positive initial results for a second single-dose Phase 1 clinical trial in patients with stable cardiovascular disease announced on December 16, 2003. Enrollment complete for a multiple-dose Phase 1 clinical trial in patients with stable cardiovascular disease.

•	ETC-1001 — Positive initial results for a single-dose Phase 1 clinical trial in healthy volunteers announced on December 4, 2003.

In addition, Esperion recently announced the execution of a license agreement with Nippon Chemiphar to develop new small molecule therapies based on PPAR (peroxisome proliferator activated receptor) delta agonists.

On January 8, 2004, Esperion announced that it had settled litigation against Durus Life Sciences Master Fund, Ltd. and related parties to recover short-swing profits under the Securities Exchange Act of 1934. The parties obtained dismissal of the complaint by the U.S. District Court of Connecticut on January 13, 2004 and, under the terms of the settlement, Durus will pay Esperion $32.2 million and certain interest payments. This payment has been placed in an escrow account pending payout under the terms of the settlement agreement, at which time it will be included in the Company’s financial statements.

Due to the Company’s pending acquisition by Pfizer, Inc., Esperion will not host a conference call to discuss fourth quarter financial results.

Esperion Therapeutics

Esperion Therapeutics, Inc. discovers and develops pharmaceutical products for the treatment of cardiovascular disease. Esperion intends to commercialize a novel class of drugs that focuses on a new treatment approach called “HDL Therapy,” which is based on the Company’s understanding of high-density lipoprotein, or HDL, function. HDL is the primary facilitator of the reverse lipid transport, or RLT, pathway by which excess cholesterol and other lipids are removed from artery walls and other tissues and are transported to the liver for elimination from the body. Esperion’s goal is to develop drugs that exploit the beneficial functions of HDL within the RLT pathway. Esperion currently has four product candidates in clinical development. Esperion is listed on the Nasdaq National Market under the symbol “ESPR.”

Safe Harbor Statement

The information contained in this press release includes “forward-looking statements.” These forward-looking statements are often identified by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “require,” “intend,” “assume” and similar expressions. Forward-looking statements speak only as of the date of this press release, reflect management’s current expectations, estimations and projections and involve certain factors, such as risks and uncertainties, that may cause actual results, performance or achievements to be far different from those suggested by Esperion’s forward-looking statements. These factors include, but are not limited to, risks associated with: uncertainty as to whether Esperion’s acquisition by Pfizer

Esperion Reports Financial Results for the Quarter and Year Ended December 31, 2003	Page 3

will be completed; Esperion’s ability to successfully execute its business strategies, including entering into strategic partnerships or other transactions if the transaction with Pfizer is not completed; the progress and cost of development of Esperion’s product candidates; the extent and timing of market acceptance of new products developed by Esperion or its competitors; Esperion’s dependence on third parties to conduct clinical trials for Esperion’s product candidates; the extent and timing of regulatory approval, as desired or required, for Esperion’s product candidates; Esperion’s dependence on licensing arrangements and strategic relationships with third parties; clinical trials; manufacturing; Esperion’s dependence on patents and proprietary rights; the procurement, maintenance, enforcement and defense of Esperion’s patents and proprietary rights; competitive conditions in the industry; business cycles affecting the markets in which any of Esperion’s future products may be sold; extraordinary events and transactions; seeking and consummating business acquisitions, including the diversion of management’s attention to the assimilation of the operations and personnel of any acquired business; fluctuations in foreign exchange rates; and economic conditions generally or in various geographic areas. Because all of the foregoing factors are difficult to forecast, you should not place undue reliance on any forward-looking statement. More detailed information about some of these and other risk factors is set forth in Esperion’s filings with the Securities and Exchange Commission. Esperion does not intend to update any of these factors or to publicly announce the results of any revisions to any of these forward-looking statements other than as required under the federal securities laws.

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Esperion Reports Financial Results for the Quarter and Year Ended December 31, 2003	Page 4

ESPERION THERAPEUTICS, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
in thousands	2003	2002

Assets:
Current assets:
Cash and cash equivalents	$32,378	$40,499
Short-term investments	38,886	4,354
Prepaid expenses and other	1,183	410

Total current assets	72,447	45,263

Long-term investments	15,020	—
Property and equipment, net	2,311	3,001
Goodwill	3,108	3,108
Deposits and other assets	5	35

Total assets	$92,891	$51,407

Liabilities and Stockholders’ Equity:
Current liabilities:
Current portion of long-term debt	$2,556	$1,061
Accounts payable	3,205	1,687
Accrued liabilities	3,778	2,185

Total current liabilities	9,539	4,933

Long-term debt, less current portion	7,094	7,731
Stockholders’ equity:
Preferred stock	—	—
Common stock	34	29
Additional paid-in capital	201,901	133,411
Notes receivable	—	(3)
Accumulated deficit during the development stage	(125,701)	(94,046)
Deferred stock compensation	—	(589)
Accumulated other comprehensive income	24	(59)

Total stockholders’ equity	76,258	38,743

Total liabilities and stockholders’ equity	$92,891	$51,407

Esperion Reports Financial Results for the Quarter and Year Ended December 31, 2003	Page 5

ESPERION THERAPEUTICS, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended		Inception to
	December 31,		December 31,		December 31,
in thousands, except share and per share data	2003	2002	2003	2002	2003

	(unaudited)
Operating expenses:
Research and development	$4,833	$4,992	$21,037	$21,991	$97,485
General and administrative	3,770	1,205	8,708	5,955	25,824
Goodwill amortization	—	—	—	—	1,089
Purchased in-process research and development	—	—	—	—	4,000

Total operating expenses	8,603	6,197	29,745	27,946	128,398

Loss from operations	(8,603)	(6,197)	(29,745)	(27,946)	(128,398)

Other income (expense):
Interest income	274	209	714	1,070	7,911
Interest expense	(344)	(301)	(1,304)	(1,119)	(3,689)
Other, net	(578)	(330)	(1,320)	(731)	(1,525)

Total other income (expense)	(648)	(422)	(1,910)	(780)	2,697

Loss before income taxes	(9,251)	(6,619)	(31,655)	(28,726)	(125,701)
Provision for income taxes	—	—	—	—	—

Net loss	(9,251)	(6,619)	(31,655)	(28,726)	(125,701)
Beneficial conversion feature on preferred stock	—	—	—	—	(22,870)

Net loss attributable to common stockholders	($9,251)	($6,619)	($31,655)	($28,726)	($148,571)

Basic and diluted net loss per share	($0.27)	($0.23)	($1.01)	($0.98)

Shares used in computing basic and diluted net loss per share	34,095,715	29,340,257	31,343,302	29,260,930

Esperion Reports Financial Results for the Quarter and Year Ended December 31, 2003	Page 6

ESPERION THERAPEUTICS, INC. AND SUBSIDIARIES
(A Company in the Development Stage)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,		Inception to
			December 31,
in thousands	2003	2002	2003

Cash flows from operating activities:
Net loss	$(31,655)	$(28,726)	$(125,701)
Adjustments to reconcile net loss to net cash used in operating activities:
Purchased in-process research and development	—	—	4,000
Depreciation and amortization	1,153	1,291	5,966
Stock-based compensation expense	589	771	4,239
Decrease in notes receivable	3	12	126
Loss on sale of property and equipment	3	169	194
Non-cash interest expense included in long-term debt	503	384	1,290
Changes in assets and liabilities:
Prepaid expenses and other	(768)	596	(2,006)
Other assets	30	599	550
Accounts payable	1,514	(1,242)	3,470
Accrued liabilities	1,554	(418)	3,736

Net cash used in operating activities	(27,074)	(26,564)	(104,136)

Cash flows from investing activities:
Purchases of property and equipment	(451)	(1,155)	(7,954)
Acquisition of Talaria Therapeutics, Inc.	—	—	(233)
Proceeds from sale of property and equipment	—	30	32
Purchases of short-term investments	(44,382)	(37,215)	(81,597)
Purchases of long-term investments	(15,020)	—	(15,020)
Maturities of short-term investments	9,850	32,861	42,711

Net cash used in investing activities	(50,003)	(5,479)	(62,061)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock	—	—	42,200
Proceeds from the issuance of common stock	68,495	384	147,606
Proceeds from long-term debt	117	2,132	10,288
Repayments of long-term debt	(1,064)	(1,075)	(3,861)

Net cash provided by financing activities	67,548	1,441	196,233

Effect of exchange rate changes on cash	1,408	815	2,342

Net increase (decrease) in cash and cash equivalents	(8,121)	(29,787)	32,378
Cash and cash equivalents at beginning of period	40,499	70,286	—

Cash and cash equivalents at end of period	$32,378	$40,499	$32,378